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                                                                  EXHIBIT 3.(ii)

                                 AMENDED BY-LAWS

                                       OF

                          E-TELECARE INTERNATIONAL, INC

                                    ARTICLE I

                  SUBSCRIPTION, ISSUANCE AND TRANSFER OF SHARES

     SECTION 1. Subscriptions -- Subscribers to the capital stock of the Corporation shall pay the value of the stock in accordance with the terms and conditions prescribed by the Board of Directors. Unpaid subscriptions shall not earn interest unless determined by the Board of Directors.

     SECTION 2. Certificate -- The stockholder shall be entitled to one or more certificates for fully paid stock subscription in his name in the books of the Corporation. The certificates shall contain the matters required by law and the Articles of Incorporation. They shall be in such form and design as may be determined by the Board of Directors and numbered consecutively. Each certificate shall bear (i) the signature of the President, the Co-President or the Chief Executive Officer, (ii) the signature of the Secretary or Assistant Secretary, and (iii) the corporate seal; provided, however, that in case any such stock certificate is countersigned by a stock transfer agent or by a registrar, the signature of the President, the Co-President or the Chief Executive Officer, the signature of the Secretary or Assistant Secretary and the corporate seal upon such certificate may be facsimiles which can be engraved or printed on the same. (As amended on September 12, 2003.)

     SECTION 3. Transfer of Shares -- Subject to the restrictions, terms and conditions contained in the Articles of Incorporation, shares may be transferred, sold or assigned or pledged by delivery of the certificates duly endorsed by the stockholder, his attorney-in-fact or other legally authorized person. The transfer shall be valid and binding on the Corporation only upon record thereof in the books of the Corporation. The Secretary shall cancel the stock certificates and issue new certificates to the transferee.

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     No share of stock against which the Corporation holds an unpaid claim shall be transferable in the books of the Corporation.


     All certificates surrendered for transfer shall be stamped "Canceled" on the face thereof, together with the date of cancellation, and attached to the corresponding stub with the certificate book.

     SECTION 4. Lost Certificates -- In case any stock certificate is lost, stolen, or destroyed, a new certificate may be issued in lieu thereof in accordance with the procedure prescribed under Section 73 of the Corporation Code.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Annual/ Regular Meeting -- The annual/ regular meetings of stockholders shall be held at the principal office or at any place designated by the Board of Directors within Metro Manila on any business day in May of each year. (As amended on September 12, 2003.)

     SECTION 2. Special Meeting -- The special meetings of stockholders, for any purpose or purposes, may at any time be called by any of the following: a) the Board of Directors, at its own instance, or at the written request of stockholders representing a majority of the outstanding capital stock, (b) the Chief Executive Officer. (As amended on September 12, 2003.)

     SECTION 3. Place of Meeting -- Stockholders meetings, whether regular or special, shall be held in the principal office of the Corporation or at any place designated by the Board of Directors.

     SECTION 4. Notice of Meeting -- Notices for regular or special meetings of stockholders may be sent by the Secretary by personal delivery, or, provided there are means of confirming receipt, by facsimile transmission or electronic mail, or by mail

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(domestic mail or messengerial service for domestic shareholders and express mail for international shareholders) at least fifteen (15) business days prior to the date of the meeting to each stockholder of record at his last known address, or, in the case of domestic shareholders, by publication in a newspaper of national circulation. The notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. (As amended on September 12, 2003.)

     When the meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the reconvened meeting, any business may be transacted that might have been transacted an the original date of the meeting.

     SECTION 5. Quorum -- Unless otherwise provided by law, in all regular or special meetings of stockholders, a majority of the outstanding capital stock must be present or represented in order to constitute a quorum. If no quorum is constituted, the meeting shall be adjourned until the requisite number of stockholders shall be present.

     SECTION 6. Conduct of Meeting -- Meeting of the stockholders shall be presided over by the Chairman of the Board, or in his absence, by a chairman to be chosen by the stockholders. The Secretary shall act as Secretary of every meeting, but if not present, the chairman of the meeting shall appoint a secretary of the meeting.

     SECTION 7. Manner of Voting -- At all meetings of stockholders, a stockholder may vote in person or by proxy. Unless otherwise provided in the proxy, it shall be valid only for the meeting at which it has been presented to the Secretary. All proxies must be in the hands of the Secretary at least six
(6) days before the date set for the meeting. All proxies filed with the Secretary may be revoked by the stockholders either in an instrument in writing duly presented and recorded with the Secretary at least two (2) days prior to a scheduled meeting or by their personal presence at the meeting. (As amended on September 12, 2003.)

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     SECTION 8. Fixing Date for Determination of Stockholders of Record -- In
order that the Corporation may determine the stockholders entitled to notice of or to vote of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date, if in relation to a meeting of stockholders, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and if in relation to any dividend payment, right entitlement or exercise of any right, shall not be more than sixty (60) nor less than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board. (As amended on September 12, 2003.)

                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. Powers of the Board -- Unless otherwise provided by law, the corporate powers of the Corporation shall be exercised, all business conducted and all property of the Corporation controlled and held by the Board of Directors to be elected by and from among the stockholders. Without prejudice to such powers as may be granted by law, the Board of Directors shall also have the following powers:

          a) From time to time, to make and change rules and regulations not inconsistent with these By-Laws for the management of the Corporation's business and affairs;

          b) To purchase, receive, take or otherwise acquire for and in the name of the Corporation, any and all properties rights, or privileges, including securities and bonds of other corporations, for such consideration and upon such terms and conditions as the Board may deem proper or convenient;

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          c) To invest the funds of the Corporation in other corporations or for purposes other than those for which the Corporation was organized, subject to such stockholders' approval as may be required by law or these By-Laws;

          d) To incur such it tdebtedness as the Board may deem necessary, to issue evidence of indebtedness including without limitation, notes, deeds of trust, bonds, debentures, or securities, subject to such stockholders approval as may be required by law, and/or pledge, mortgage, or otherwise encumber all or part of the properties of the Corporation;

          e) To establish pension, retirement, bonus, or other types of incentives or compensation pans for the employees, including officers and directors of the Corporation;

          f) To prosecute, maintain, defend, compromise or abandon any lawsuit in which the Corporation or its officers are either plaintiffs or defendants in connection with the business of the Corporation;

          g) To delegate, from time to time, any of the powers of the Board which may lawfully be delegated in the course of the current business of the Corporation to any standing or special committee or to any officer or agent and to appoint any person to be agent of the Corporation with such powers and upon such terms as may be deemed fit; and

          h) To implement these By-Laws and to act on any matter not covered by these By-Laws, provided such matter does not require the approval or consent of the stockholders under the Corporation Code.

     SECTION 2. Election and Term -- The Board of Directors shall be elected during each regular meeting of stockholders and shall hold office for one (1) year and until their successors are elected and qualified. For the orderly conduct of the election of directors, all nominations for election of directors by the stockholders shall be submitted in writing to the Corporate Secretary and be received at the Corporation's principal place of business at least ten (10) working days before the date of the regular or special

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meeting of stockholders for the purpose of electing directors (As amended on
September 12, 2003.)

     The Corporation shall have at least two (2) independent directors or at least twenty percent (20%) of the entire Board membership, whichever is lesser. The independent directors shall have all the qualifications and none of the disqualifications set forth in Section 38 of the Securities Regulation Code and its lmplementing Rules and Regulations, as the same may be amended from time to time.

     A nomination committee is hereby created which may be organized from time to time upon determination of the Board of Directors. The nomination committee shall be composed of at least three (3) members, two of whom shall be executive directors and at least one (1) member shall be a non-executive independent director. The nomination committee shall have the following functions: (A) formulate screening policies to enable the committee to effectively review the qualification of the nominees for independent directors; and (B) conduct nominations for independent directors prior to the stockkholders' meeting in accordance with the procedures set forth in Section 38 of the Securities Regulation Code and its Implementing Rules and Regulations, as the same may be amended from time to time. (As amended on August 25, 2004)

     SECTION 3. Vacancies -- Any vacancy occurring in the Board of Directors other than by removal by the stockholders or by expiration of term, may be filled by the vote of at least a majority of the remaining directors, if still constituting a quorum; otherwise, the vacancy must be filled by the stockholders at a regular or at any other special meeting of stockholders called for the purpose. A director so elected to fill a vacancy shall be elected only for the unexpired term of his predecessor in office.

     The vacancy resulting from the removal of a director by the stockholders in the manner provided by law may be filled by election at the same meeting of stockholders without further notice, or at any regular or at any special meeting of stockholders called for the purpose, after giving notice as prescribed in these By-Laws.

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     SECTION 4. Meetings -- Regular meetings of the Board of Directors shall be held quarterly on such dates and places as the Chairman of the Board may designate, or upon the request of the majority of the Directors.

     SECTION 5. Notice -- Written notice of any regular or special meeting of the Board, specifying the date, time and place of the meeting, shall be communicated by the Secretary to each director personally, or, provided there are means for confirming receipt, by telegram, facsimile transmission or electronic mail. A director may waive this requirement, either expressly or impliedly by his attendance at the meeting in question.

     SECTION 6. Quorum -- A majority of the number of directors as fixed in the Articles of Incorporation shall constitute a quorum for the transaction of corporate business and every decision of at least a majority of the directors present at a meeting at which there is a quorum shall be valid as a corporate act, except for the election of officers which shall require the vote of a majority of all the members of the Board.

     SECTION 7. Conduct of the Meetings -- Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, by any other director chosen by the Board. The Secretary shall act as secretary of every meeting, or if not present, the Chairman of the meeting shall appoint a secretary of the meeting.

     SECTION 8. Executive Committee -- An Executive Committee is hereby created which may be organized from time to time upon determination of the Board of Directors. The Committee shall be composed of four (4) members of the Board. The Board of Directors shall have the power at any time to remove and replace the members of, and fill vacancies in, the Executive Committee.

     The Executive Committee, when the Board of Directors is not in session, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except those powers reserved by the Board of Directors to itself and those powers which only the Board of Directors may exercise pursuant to law.

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                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. Election/Appointment -- Immediately after the election the Board of Directors shall formally organize by electing the Chairman of the Board, the Chief Executive Officer, the President, the Co-President, the Treasurer, and the Secretary at said meeting. (Amendment approved on 31 October 2002 by the Board of Directors and on 9 December 2002 by the Stockholders of the Corporation)

     The Board may, from time to time, appoint such other officers as it may determine to be necessary or proper. Any two (2) or more compatible positions may be held concurrently by the same person, except that no one shall act as President and Treasurer or Secretary, or as Co-President and Treasurer or Secretary at the same time.

     SECTION 2. Chairman of the Board -- The Chairman of the Board shall preside at the meetings of the Board of Directors and the stockholders of the Corporation.

     SECTION 3. Chief Executive Officer -- Unless the Board, with the vote of a majority of all its members, resolves otherwise, the Chairman shall be the Chief Executive Officer of the Corporation. The powers and duties of the Chief Executive Officer include, but are not limited to, the following:

          a) To initiate and develop corporate objectives and policies and formulate long range projects, plans and programs for the approval of the Board of Directors, including those for executive training, development and compensation;

          b) To supervise and manage the business affairs of the Corporation upon the general direction of the Board of Directors;

          c) To implement the administrative and operational policies of the Corporation under their supervision and control;

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          d)   To appoint remove, suspend or discipline employees of the
               Corporation, prescribe their duties, and determine their salaries;

          e) To oversee the preparation of the budgets and the statements of accounts of the Corporation;

          f)   To represent the Corporation at all functions and proceedings;

          g) To execute on behalf of the Corporation all contracts, agreements and other instruments affecting the interests of the Corporation which require the approval of the Board of Directors;

          h)   To make reports to the Board of Directors and stockholders; and

          i) To perform such other duties as are incident to his office or are entrusted to him by the Board of Directors. (Amendment approved on 31 October 2002 by the Board of Directors and on 9 December 2002 by the Stockholders of the Corporation)

     SECTION 4. President and Co-President -- The President and Co-President shall subject to the direction of the Board of Directors, support the Chief Executive Officer in the general supervision and control of the business affairs of the Corporation. (Amendment approved on 31 October 2002 by the Board of Directors and on 9 December 2002 by the Stockholders of the Corporation)

     SECTION 5. The Chief Executive Officer, the President or the Co-President may sign, together with the Secretary, certificates for shares of stock of the Corporation. (Amendment approved on 31 October 2002 by the Board of Directors and on 9 December 2002 by the Stockholders of the Corporation)

     SECTION 6. The Secretary -- The Secretary must be a resident and a citizen of the Philippines. He shall have the following specific powers and duties:

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          a)   To record the minutes and transactions of all meetings of the directors and the stockholders and to maintain minute books of such meetings in form and manner required by law;

          b) To keep record books showing the details required by respect to the stock certificates of the Corporation, including ledgers and transfer books showing all shares of the Corporation subscribed, issued and transferred;

          c) To keep the corporate seat and affix it to all papers and documents requiring a seal, to attest by his signature all corporate documents requiring the same;

          d) To attend to the giving and serving of all notices of the Corporation required by law or these By-Laws to be given;

          e) To certify to such corporate acts, countersign corporate documents or certificates, and make reports or statements as may be required of him by law or by government rules and regulations;

          f) To act as the inspector at the election of directors and, as such, to determine the number of shares of stock outstanding and entitled to vote, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and to receive votes, ballots or consents, hear and determine questions in connection with the right to vote, count and tabulate all votes, determine questions in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as are proper to conduct the election; and

          g) To perform such other duties as are incident to his office or as may be assigned to him by the Board of Directors or the President.

     SECTION 7. The Treasurer -- The Treasurer of the Corporation shall have the following duties:

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          a)   To keep full and accurate accounts of receipts and disbursements in the books of the Corporation;

          b) To have custody of, and be responsible for, all the funds securities and bonds of the Corporation;

          c) To deposit in the name and to the credit of the Corporation, in such bank or banks as may be designated from time to time by the Board of Directors, all the moneys, funds, securities, bonds, and similar valuable effects belonging to the Corporation which may come under his control;

          d) To render an annual statement showing the financial condition of the Corporation and such other financial reports as the Board of Directors, or the President may, from time to time require;

          e) To prepare such financial reports, statements, certifications and other documents which may from time to time be required by government rules and regulations and to submit the same to the proper government agencies; and

          f) To exercise such powers and perform such duties and functions as may be assigned to him by the President.

     SECTION 8. Term of Office -- The term of office of all officers shall be for a period of one (1) year and until their successors are duly elected and qualified.

     SECTION 9. Vacancies -- If any position of an officer becomes vacant by reason of death, resignation, disqualification or for any other cause, the Board of Directors, by majority vote may elect a successor who shall hold office for the unexpired term.

     SECTION 10. Compensation -- The officers shall receive such remuneration as the Board of Directors may determine. A director shall not be precluded from serving the

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Corporation in any other capacity as an officer, agent or otherwise, and being compensated therefor.

                                    ARTICLE V

                                     OFFICES

     SECTION 1. The principal office of the Corporation shall be located at the place stated in Articles of Incorporation. The Corporation may have such other branch offices, either within or outside the Philippines as the Board of Directors may designate.

                                   ARTICLE VI

                    AUDIT OF BOOKS, FISCAL YEAR AND DIVIDENDS

     SECTION 1. External Auditor -- the regular stockholders' meeting the external auditor of the Corporation for the ensuing year shall be appointed. The external auditor shall examine, verify and report on the earnings and expenses of the Corporation. The remuneration of the external auditor shall be determined by the Board of Directors. (As amended on September 12, 2003.)

     SECTION 2. Fiscal Year -- The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

     SECTION 3. Dividends -- Dividends shall be declared and paid out of the unrestricted retained earnings which shall be payable in cash, property, or stock to all stockholders on the basis of outstanding stock held by them, as often and at such times as the Board of Directors may determine and in accordance with law.

                                  ARTICLE VII

                                   AMENDMENTS

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     SECTION 1. These By-Laws may be amended or repealed or new By-Laws adopted by the affirmative vote of at least a majority of the Board of Directors and the stockholders representing a majority of the outstanding capital stock at any stockholders' meeting called for that purpose. (As amended on September 12, 2003.)

                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. The Corporation shall indemnify every director or officer, his heirs, executors and administrators against all costs and expenses reasonably incurred by such person in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by the Corporation) to which he may be, or is, made a party by reason of his being or having been a director or officer of the Corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct.

     The Corporation shall indemnify every director or officer, his heirs, executors and administrators against all costs and expenses reasonably incurred by such person in connection with any action, suit or proceeding by or in the right of the Corporation to which he may be, or is, made a party by reason of his being or having been a director or officer of the Corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to have failed to act in good faith and in a manner reasonably believed by him to be in the best interests of the Corporation.

     In the event of a settlement or compromise, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel (or finally adjudged by a court) that the person to be indemnified did not commit a breach of duty as such director or officer

     The amount payable by way of indemnity shall be determined and paid only pursuant to a resolution adopted by a majority of the members of the Board of Directors.

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     The costs and expenses incurred in deferring the aforementioned action, suit or proceeding may be paid by the Corporation as incurred and in advance of the final disposition of such action, suit or proceeeding, as authorized in the manner provided for in the preceding paragraph, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

                                   ARTICLE IX

                                      SEAL

     SECTION 1. Form and Inscriptions -- The corporate seat shall be determined by the Board of Directors.

                                    ARTICLE X

                                 ADOPTION CLAUSE

     The foregoing By-Laws were adopted by all the stockholders of the Corporation on _______________ at the principal office of the Corporation.

     IN WITNESS WHEREOF, we. the undersigned incorporators have hereunto subscribed our names this ______________ day of _____________, 2000.

       (SGD.) ALFREDO I. AYALA                    (SGD.) ERNEST L. CU
              (No TIN)                            TIN No. 116-222-831

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         (SGD.) JAMES FRANKE                   (SGD.) FRANCES P. HERNANDO
              (No TIN)                            TIN No. 150-848-376

                             (SGD.) ROBERT C. CABATO
                               TIN No. 168-948-196

                           SIGNED IN THE PRESENCE OF:


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